As amended through July 25, 1990

                                     BY-LAWS
                                       OF
                            HOUGHTON MIFFLIN COMPANY

                                   ARTICLE I.
                                  Stockholders

            1. Meetings. Meetings of the stockholders may be held at the main office of the corporation in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, or at such places within or without the Commonwealth of Massachusetts as may be specified in the notices of such meetings; provided, that, when any meeting is convened, the presiding officer may adjourn the meeting for a period of time not to exceed 30 days if (a) no quorum is present for the transaction of business or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. The presiding officer in such event shall announce the adjournment and date, time and place of reconvening and shall cause notice thereof to be posted at the place of meeting designated in the notice which was sent to the stockholders, and if such date is more than 10 days after the original date of the meeting the Clerk (or other person authorized by the By-Laws or by law) shall give notice thereof in the manner provided in
Section 5 of this Article I.

           2. Special Meetings. Special meetings of stockholders may be called by vote of the Board of Directors or by the Chairman of the Board of Directors or by the Chief Executive Officer, at such date and time as they may determine, which date and time may subsequently be changed at any time by vote of the Board of Directors. Application to an officer of the corporation or to a court pursuant to Section 34(b) of the Business Corporation Law requesting the call of a special meeting of stockholders may be made only by stockholders who hold 80% or more in interest of the capital stock entitled to vote at such meeting.


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             3. Annual Meeting. The annual meeting of stockholders of the corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be determined from time to time by vote of the Board of Directors or by the Chairman of the Board of Directors or by the Chief Executive Officer, which date and time may subsequently be changed at any time by vote of the Board of Directors, including the year any such determination occurs. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

             4. Advance Notice. Except as provided in Article II, Section 3, the only business which may be conducted at any such meeting of the stockholders shall (a) have been specified in the written notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer (b) have otherwise been properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board of Directors or by the Chief Executive Officer, or (c) have otherwise been properly brought before the meeting by or on behalf of a stockholder of record who shall have been a stockholder of record at the time of giving of notice provided for in this
Section 4 and who shall continue to be a stockholder of record on the record date for such meeting and on the meeting date and who shall be entitled to vote thereat. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, other than a stock holder proposal included in the proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, (a) no fewer than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders of the corporation or (b) in the case of a special meeting or in the event that the annual meeting is called for a date (including any change in a date determined by the Board of Directors pursuant to Sections 2 or 3 of this Article I) more than 75 days prior to such anniversary date, notice by the stockholder to be timely given must be so received not later than the close of business on the 20th day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the

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reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of capital stock of the corporation held of record, owned beneficially or represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to present his proposal and (e) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Proxy Rules").

             Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article I, provided, however, that nothing in this
Article I shall be deemed to preclude discussion by any stockholder of any business brought before the meeting.

            The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article I, and if he should so determine, he shall so declare to the meeting and that business shall be disregarded.

            5. Notice of Meetings. Written notices of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk (or other person authorized by the By-Laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles of Organization or by the By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

            6. Quorum. At any meeting of stockholders the holders of a majority in interest of all stock issued, outstanding and entitled to vote shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time and such meeting may be held as adjourned without further notice. When a quorum is present, the holders of a majority of the stock

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entitled to vote which is represented thereat, except where a larger vote is required by law, by the Articles of Organization or by the By-Laws, shall decide any matter brought before the meeting.

            7. Voting and Proxies. Unless otherwise provided by law or by the Articles of Organization, at any meeting of stockholders, each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the books of the corporation, and a proportionate vote for a fractional share. Except as otherwise provided by law, stockholders entitled to vote may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise permitted by law or otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. Proxies need not be sealed or attested. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.


                                   ARTICLE II.
                                    Directors

            1. Powers. The Board of Directors shall exercise all of the powers of the corporation, except such as by law, by the Articles of Organization or by the By-Laws are conferred upon or reserved to the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

            2. Number, Qualification, Election and Term of Office. The Board of Directors shall be composed of such number as shall be fixed by the Board, by vote of a majority of the entire Board, pursuant to Section 5 of this Article II; provided, however that no decrease in the number comprising the entire Board of Directors made pursuant to this Section shall shorten the term of any incumbent directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible. The Directors need not be stockholders. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly

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elected and qualified or until their earlier resignation, death or removal;
provided, that in the event of failure to hold such an annual meeting or to hold such election at such meeting, the election of directors may be held at any special meeting of the stockholders called for that purpose. Directors, except those appointed by the Board of Directors to fill vacancies, shall be elected by a plurality vote of the stockholders, voting by ballot either in person or by proxy. As used in these By-Laws, the expression "entire Board" means the number of directors in office at a particular time.

            Any director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

           3. Advance Notice. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors at the annual meeting may be made at the annual meeting of stockholders (a) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or (b) by or on behalf of a stockholder of record who shall have been such at the time of giving of notice provided for in this
Section 3 and who shall continue to be a stockholder of record on the record date for such meeting and on the meeting date and who shall be entitled at the time of the meeting to vote for the election of Directors and who complies with the notice procedures set forth in this Section 3 rather than the notice procedures with respect to other business set forth in Section 4 of Article I. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (a) no fewer than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders of the corporation or
(b) in the case of a special meeting or in the event that the annual meeting is called for a date (including any change in a date determined by the Board of Directors pursuant to Sections 2 or 3 of Article I) more than 75 days prior to such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 20th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age,

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business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Proxy Rules, and (v) the consent of each nominee to serve as a director of the corporation if so elected; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation held of record, owned beneficially or represented by proxy by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (v) such other information regarding such stockholder as would be required to be included in a proxy statement filed pursuant to the Proxy Rules. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth herein.

            The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            4. Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership but if the office of any director shall become vacant by reason of an increase in size of the board of directors, or the death, resignation, disqualification or removal of a director or otherwise, such vacancy or vacancies shall be filled solely by the affirmative vote of the directors then in office, even though less than a quorum. Any director elected in accordance with this Section 4 shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until his or her successor is chosen and qualified or until his or her earlier resignation, death or removal.

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            5. Enlargement of the Board. The number of members of the Board of
Directors shall be fixed only by the Board of Directors by a vote of the majority of the directors then in office.

            If at any time the corporation shall no longer be subject to paragraph (a) of Section 50A of Chapter 156B of the Massachusetts General Laws, the number of members of the Board of Directors may be increased by the stockholders at any meeting or by the Board of Directors by vote of a majority of the directors then in office, provided, however, that between successive annual meetings of stockholders, the Board of Directors may not increase the number of its members by more than two.

            6. Removal. A director may be removed from office only after reasonable notice and opportunity to be heard (a) for cause by vote of a majority of the directors then in office, or (b) for cause by the affirmative vote of a majority of the shares outstanding and entitled to vote in the election of directors. "Cause" with respect to the removal of any director by the stockholders, but not by the directors, shall be limited to (a) conviction of a felony, (b) declaration of unsound mind by order of court, (c) gross dereliction of duty, (d) commission of an action involving moral turpitude or
(e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation.

           7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

            Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer, or, upon request of two or more directors, by the Clerk, designating the time, date and place thereof.

            8. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary, or if there be no Secretary by the Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director either personally or by telephone or by telegram

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sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

             9. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. At any meeting of any committee of the Board of Directors, a majority of the members thereof shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

             10. Action of the Board of Directors. At any meeting of the Board of Directors or any committee thereof at which a quorum is present, a majority of those present may take any action on behalf of the Board of Directors or such committee except to the extent that a larger number is required by law, by the Articles of Organization or by the By-Laws. Any action by the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all the directors or all the members of such committee and filed with the records of the meetings of the Board of Directors and committees thereof. Such consent shall be treated as a vote of the Board of Directors or committee thereof for all purposes.

            11. Executive Committee. The Board of Directors may, by vote of a majority of its entire number, elect from its own number an Executive Committee of three or more members to which committee may be delegated such duties and functions as the Board of Directors may by vote prescribe, except those which by law, by the Articles of Organization or by the By-Laws may not be delegated. The Executive Committee may make rules not inconsistent herewith for the holding and conduct of its meetings. A record shall be kept of the proceedings of the Executive Committee.

            The Executive Committee shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of the Executive Committee, but no such rescission shall be retroactive.

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           12. Other Committees. The Board of Directors may, from time to time, appoint one or more committees composed of directors, officers and employees of the corporation for such purposes and having such powers, responsibilities, and functions as are conferred by the vote or resolution appointing such committee and as are permitted by law.

                                  ARTICLE III.
                                    Officers

           1. Enumeration. The officers of the corporation shall consist of a Chief Executive Officer, Chief Financial Officer, President, Treasurer and Clerk, as well as such other officers, including a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, and a Secretary, as the Board of Directors may determine.

           2. Election. The President, the Treasurer and the Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers shall be appointed by the Board of Directors at such meeting or at any other meeting.

           3. Qualification. An officer need not be a stockholder or director. Any two or more offices may be held by any person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

           4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by the By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and thereafter until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and thereafter until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, the Clerk or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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           5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of directors then in office; provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

           6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

           7. Chairman of the Board of Directors. The Board of Directors may elect from its number a Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the stockholders and of the Board of Directors unless he shall decline to do so.

           8. Chief Executive Officer. Unless the Board of Directors shall otherwise provide, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors if a Chairman of the Board has not been elected or if he shall be absent or shall decline to preside. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the business of the corporation. A11 officers of the corporation shall report to the Chief Executive Officer, or to such other officer as the Chief Executive Officer may direct.

           9. Chief Financial Officer. Unless the Board of Directors shall otherwise provide, the Treasurer shall be the Chief Financial Officer of the corporation. The Chief Financial Officer shall have general charge of the financial affairs of the Corporation.

           10. President. The President shall be elected by the Board of Directors and shall have such powers as are provided by law. The President may be, but shall not be required to be, a director of the corporation.

           11. Treasurer and Assistant Treasurers. The Treasurer shall be elected by the Board of Directors and shall have such powers as are provided by law. The Treasurer shall have power to endorse for deposit or collection all instruments for the payment of money to the corporation and to accept drafts on its behalf. He shall cause to be kept accurate books of account of the affairs of the corporation. He shall have custody of all funds, securities and valuable documents of the corporation except as the Board of Directors may otherwise provide.

           Any Assistant Treasurer shall have such powers as the Board of Directors may from time to time designate.

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           12. Clerk. The Clerk shall be elected by the Board of Directors and shall have such powers as are provided by law. The Clerk shall keep a record of the meetings of stockholders and meeting of the Board of Directors. In case a Secretary is not appointed or is absent, the Clerk shall keep a record of meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, a Temporary Clerk designated by the person presiding at the meeting shall perform the duties of the Clerk.

           13. Secretary. The Secretary, if one be appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary and the Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

           14. Vice President and Other Officers. The Board of Directors may appoint one or more Vice-Presidents and such other officers as the Board of Directors may determine, who shall have such powers and shall perform such duties as the Chief Executive Officer shall determine.

           15. Other Powers and Duties. Each officer shall, subject to the By-Laws, have in addition to the duties and powers specifically set forth in the By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Board of Directors may from time to time designate. The exercise of any power which by law, by the Articles of Organization or by the By-Laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency, shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

                                   ARTICLE IV.
                                  Capital Stock

            1. Certificates of Stock. Each stockholder shall be entitled to a certificate of ownership of capital stock of the corporation in such form as shall, in conformity with the law, be prescribed from time to time by the Board of Directors. This certificate shall be signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer. These signatures may be facsimiles if the certificate is also signed by a transfer agent or registrar who is not a director, officer, or employee of the corporation. If an officer whose facsimile signature appears on a certificate has ceased to hold office before the certificate is issued, that certificate shall, nonetheless, be valid and may be issued

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by the corporation. Any certificate of ownership of shares of stock which is subject to a restriction on transfer shall carry such legend with respect to that restriction as may be required by law. If the corporation is authorized to issue more than one class or series of stock, then such legend with regard to that class or series as may be required by law shall appear on that certificate.

           2. Transfers. Subject to the restrictions, if any, noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its Transfer Agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its Transfer Agent may reasonably require.

           3. Holder of Record. Except as may be otherwise required by law, by the Articles of Organization or by the By-Laws, the corporation shall be entitled to treat the holder of stock of record as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of the By-Laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

           4. Record Dates. The Board of Directors may in advance fix a date not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

           5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.


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           6. Issue of Stock. Except as otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation may be issued pursuant to vote of the Board of Directors to such persons, for such consideration, whether cash, property, good will, services or expenses, or as a stock dividend, and on such terms as the Board of Directors may determine from time to time and without first offering the same for subscription to stockholders of the corporation.

           7. Control Share Acquisition. Until such time as this section shall be repealed or the By-Laws shall be amended to provide otherwise, in each case in accordance with Article VII of the By-Laws, the provisions of Chapter ll0D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Company within the meaning of said Chapter ll0D.


                                   ARTICLE V.

                                 Indemnification

            To the full extent permitted by law, each director, officer and employee shall be indemnified by the corporation against all expenses actually and reasonably incurred by him in connection with any proceeding, in which he is involved by reason of being or having been a director, officer or employee, or at the request of this corporation, a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the plan participants or beneficiaries of such employee benefit plan. In the event of settlement of any such proceeding or in the event that the Board of Directors cannot determine whether he has been so adjudicated, such director, officer or employee shall be entitled to such indemnification unless, in the opinion of (i) independent counsel (who may be the counsel regularly employed by the corporation) or (ii) a majority of the Directors or a committee thereof who are not parties to the proceeding, such director, officer or employee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation, or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the plan participants or beneficiaries of such employee benefit plan.

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            To the extent authorized by the Board of Directors or the
stockholders, this corporation may pay indemnification in advance of final disposition of a proceeding, upon receipt of an undertaking by the person indemnified to repay such indemnification if it shall be established that he is not entitled to indemnification by an adjudication under the foregoing paragraph, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

            As used in this Article, the words "director," "officer" and "employee" shall mean and include each person who is serving or has served as a director, officer or employee of this corporation, and each person who, at the request of this corporation is serving or has served as a director, officer or employee or other agent of any other organization or in any capacity with respect to any employee benefit plan; the word "corporation" shall mean and include any corporation, trust, association or other organization; the word "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any claim which could be the subject of a proceeding; and the word "expenses" shall include any liability fixed by a judgment, order, decree or award in a proceeding, any amount reasonably paid in settlement of a proceeding and any professional fees and other disbursements reasonably incurred in a proceeding and shall also include any taxes or penalties imposed on such director, officer or employee with respect to his actions in connection with any employee benefit plan, and any amount in connection with the successful enforcement of rights under this Article.

           Any rights of indemnification hereunder shall not be deemed exclusive, shall be in addition to any other right which a director, officer or employee may have or obtain, and shall accrue to his estate.

           All provisions of this Article shall be deemed to be independent and any invalidity of any of said provisions shall in no way affect the validity of the Article as a whole or of any other provisions contained herein.

           No repeal or modification of these By-Laws shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore brought based in whole or in part upon any such state of facts.


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

                                   ARTICLE VI.

                            Miscellaneous Provisions

            1. Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending December 31.

            2. Seal. The Board of Directors shall have power to adopt and alter the seal of the corporation.

            3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

            4. Voting of Securities. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of and act on behalf of the corporation, or appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without discretionary power and/or power of substitution) at any meeting of stockholders of any other corporation or organization, any of the securities of which may be held by this corporation.

            5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

            6. Evidence of Authority. A certificate by the Clerk, a Temporary Clerk or the Secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.

           7. Ratification. Any action taken on behalf of the corporation by the directors or any officer or representative of the corporation which requires authorization by the

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

stockholders of the directors of the corporation shall be deemed to have been authorized if subsequently ratified by the stockholders entitled to vote or by the directors, as the case may be, at a meeting held in accordance with the By-Laws.

            8. Articles of Organization. All references in the By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

                                  ARTICLE VII.
                                   Amendments

           The By-Laws may be amended or repealed by vote of the stockholders at any annual or special meeting or by the Board of Directors at any regular or special meeting, provided that:

    (a) The Board of Directors may not amend or repeal any provision of the By-Laws which by law, by the Articles of Organization or by the By-Laws requires action by the stockholders;

    (b) Not later than the time of giving notice of the meeting of stockholders next following the amending or repealing by the Board of Directors of any of the By-Laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws;

    (c) Any amendment or repeal of the By-Laws by the Board of Directors and any by-law adopted by the Board of Directors may be amended or repealed by the stockholders;

    (d) The Board of Directors may not amend or repeal, or adopt any by-law inconsistent with, the provisions of Article II, Section 5 of the By-Laws relating to enlargement of the Board of Directors; and

    (e) Notice of any change of the date fixed by the Board of Directors for the annual meeting of the stockholders shall be given to all stockholders at least seven days before the new date fixed for such meeting.

YP-4353/H
CR .002

8/1/90

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